(d) If and for so long as the Trust ever constitutes the Alexandria Mall Controlling Holder, then the Controlling Class Representative shall be, and the Trustee shall (in accordance with Section 9(a) of the Alexandria Mall Co-Lender Agreement) appoint the Controlling Class Representative to act as, “Operating Adviser” (within the meaning of the Alexandria Mall Co-Lender Agreement) with respect to the Alexandria Mall Loan Combination.